Exhibit 3.21

DATE 02/26/2010	DOCUMENT ID 201005600158	DESCRIPTION DOMESTIC/AMENDMENT TO ARTICLES (AMD)	FILING 50.00	EXPED 300.00	PENALTY .00	CERT 25.00	COPY 50.00

Receipt

This is not a bill. Please do not remit payment.

CT CORPORATION SYSTEM

4400 EASTON COMMONS WAY, SUITE 125

ATTN: TIMOTHY ROBERSON

COLUMBUS, OH 43219

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

171108

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

URS ENERGY & CONSTRUCTION, INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	201005600158

United States of America State of Ohio Office of the Secretary of State	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 25th day of February, A.D. 2010.
/s/ Jennifer Brunner
Ohio Secretary of State

Prescribed by:	Expedite this Form: (Select One)
The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Mail Form to one of the Following:
	— Yes	PO Box 1390 Columbus, OH 43216
www.sos.state.oh.us	*** Requires on additional fee of $100 ***
e-mail: busserv@sos.state.oh.us	¡ No	PO Box 1028 Columbus, OH 43216

Certificate of Amendment by

Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Nonprofit
☐ Amended	☒ Amendment	☐ Amended	☐ Amendment
(122-AMAP)	(125-AMDS)	(126-AMAN)	(128-AMD)

Complete the general Information in this section for the box checked above.

Name of Corporation	Washington Group International, Inc.
Charter Number	171108
Name of Officer	Randolph J. Hill
Title	Senior Vice President of Legal

☐	Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☒ A meeting of the	☒ Shareholders	☐ directors (nonprofit amended articles only)

☐ members was duly called and held on	February 10, 2010
(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 100% as the voting power of the corporation.

☐	In a writing signed by all of the ☐shareholders	☐directors (non-profit amended articles only)
☐	members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

[ILLEGIBLE]/2007 C.T System Online

541	Page 1 of 2	Last Revised: May 2002

All of the following Information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is:	URS Energy & Construction, Inc.

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:

	(city, village or township)	(county)

THIRD:	The purposes of the corporation are as follows:

FOURTH:	The number of shares which the corporation is authorized to have outstanding is:
(Does not apply to box (2))

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ Randolph J. Hill	February 23, 2010
	Authorized Representative	Date
Randolph J. Hill
(Print Name)
Senior Vice President of Legal

	Authorized Representative	Date

(Print Name)

[ILLEGIBLE]/2007 C.T System Online

541	Page 2 of 2	Last Revised: May 2002

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE

I, Jennifer Brunner, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 3 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus Ohio, this 26th day of February, 2010 A.D.
/s/ Jennifer Brunner

JENNIFER BRUNNER Secretary of State
By:

NOTICE: This is an official certification only when reproduced in red ink

DATE: [ILLEGIBLE] /2001	DOCUMENT ID 200104002056	DESCRIPTION DOMESTIC/AMENDED RESTATED ARTICLES (AMA)	FILING 35.00	EXPED 10.00	PENALTY .00	CERT .00	COPY .00

Receipt

This is not a bill. Please do not remit payment.

CSC/DIAMOND ACCESS

50 W. BROAD STREET, SUITE 1800

COLUMBUS, OH 43215

STATE OF OHIO

Ohio Secretary of State, J. Kenneth Blackwell

171108

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

WASHINGTON GROUP INTERNATIONAL, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDED RESTATED ARTICLES	200104002056

United States of America State of Ohio Office of the Secretary of State	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 17th day of January, A.D. 2001.
/s/ J. Kenneth Blackwell
Ohio Secretary of State

CERTIFICATE OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

WASHINGTON GROUP INTERNATIONAL, INC.

Charter Number 171 018

The undersigned, Craig G. Taylor, who is the Secretary of Washington Group International, Inc., an Ohio corporation for profit, does hereby certify that in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the attached Amended and Restated Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on January 15, 2001.

By:	/s/ Craig G. Taylor

Craig G. Taylor Secretary

WASHINGTON GROUP INTERNATIONAL, INC.

(an Ohio corporation)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

(As of January 15, 2001)

FIRST:	The name of the corporation is Washington Group International, Inc.

SECOND:	The place in the State of Ohio where its principal office is located is in the City of Columbus, Franklin County.

THIRD:	The purposes of the corporation are as follows: To perform a broad range of design, engineering, construction, construction management, facilities and operations maintenance, environmental remediation and mining services including, but not limited to, engineering and architectural work of a general, civil, mechanical, electrical or mining nature, including preparation of plans and specifications, and act as consulting and superintending engineers and architects, and generally to do and perform any and all work as engineers, architects, builders and contractors, and to solicit, obtain, make, perform, promote and carry out contracts covering the general building and contracting business and all operations connected therewith of every kind, character and description, and to engage in any other lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio.

FOURTH:	The number of shares which the corporation is authorized to have outstanding is sixty thousand (60,000) shares of common stock, all of which shall have a par value of Ten Dollars ($10.00).

FIFTH:	These Amended and Restated Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.